                                                 Equity Trust
                                              10f-3 Transactions


Fund Name           Underwriting      Purchased From      Amount Purchased     % of Underwriting    Date of Purchase
Aggressive Growth   Sykes Enterprises Robert W. Baird     19,150               0.588%               10/31/96
                     Inc.
Utility Fund        Cali Realty       Prudential          55,000               0.550%               11/18/96
                     Corporation       Securities
Value Fund          GeoTel            Alex Brown             100               0.005%               11/20/96
Balanced Fund       Wellpoint Health  Merrill Lynch          800               0.006%               11/22/96
                     Networks
Value Fund          Puma Technology   Deutsche Morgan        100               0.003%               12/04/96
Aggressive Growth   Cymer             Montgomery          12,000               0.600%               12/12/96
                                       Securities
Aggressive Growth   Cymer             Needham              8,000               0.400%               12/12/96
Aggressive Growth   TMP Worldwide     DLJ                 45,000               0.938%               12/12/96
Aggressive Growth   TMP Worlwide      Ladenburg            5,000               0.104%               12/12/96
Value Fund          BA Merchant       Goldman Sachs          100               0.001%               12/18/96
                     Services
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